UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

GOLDEN GRAIN ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1822 43rd Street S.W.
Mason City IA 50401
(Address of principal executive offices)

(641) 423-8525
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Lump Sum Design-Build Agreement between Golden Grain Energy, LLC and Fagen, Inc.

On June 19, 2006, we entered into a design-build agreement with Fagen, Inc. for the construction of an expansion to our dry grind ethanol production facility located in Mason City, Iowa. Our current ethanol production facility has a nameplate production capacity of 40 million gallons per year. We expect the completed expansion will at least double our current production capacity. The total cost of the expansion project is estimated to be $48,000,000 with most of the cost payable to Fagen, Inc., as our design-builder. This is a preliminary estimate and we expect it will change as we continue to gather information relating to the expansion. Fagen, Inc. will design and build the plant expansion using ICM, Inc., technology. We currently expect the expansion to be completed sometime in the latter part of June 2007, however, there is no assurance or guarantee that construction will stay on schedule or that we will be able to operate at expanded production levels by summer 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC
Date: June 23, 2006	/s/ Walter Wendland
Walter Wendland, Chief Executive Officer